UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2013

The Men’s Wearhouse, Inc.

(Exact name of registrant as specified in its charter)

Texas	1-16097	74-1790172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6380 Rogerdale Road
Houston, Texas		77072
(Address of principal executive offices)		(Zip Code)

281-776-7000
(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;  Compensatory Arrangements of Certain Officers.

On October 7, 2013, the Board of Directors of The Men’s Wearhouse, Inc. (the “Company”) appointed B. Michael Becker to the Board of Directors.  Mr. Becker was also appointed to serve on the Audit Committee of the Company’s Board of Directors.  Mr. Becker will receive the customary compensation paid to the Company’s non-employee directors.  With the addition of Mr. Becker, the Company’s Board comprises ten directors, eight of whom are independent.

Mr. Becker has served as a director at Vitamin Shoppe, Inc. since January 2008 and is Chairman of its Audit Committee. Mr. Becker spent his career as an Audit Partner for Ernst & Young LLP from 1979 until his retirement in 2006. Mr. Becker was a Senior Consultant on airline risks to Pay Pal, Inc. from August 2008 to November 2009 and from August 2006 to August 2008 had a consulting practice which had an arrangement with Ernst & Young LLP to provide accounting and audit consulting services for two of its clients. Mr. Becker served as an Audit Partner for Ernst & Young LLP since 1979, where he spent the entirety of his career prior to his retirement. Mr. Becker holds an MBA and is an inactive Certified Public Accountant.

A copy of the press release issued on October 10, 2013 is attached to this Report as Exhibit 99.1 and is incorporated by reference herein.

Item 8.01 Other Events.

On October 10, 2013, the Company issued a press release announcing that its Board of Directors declared a quarterly cash dividend of $0.18 per share on the Company’s common stock, payable on December 27, 2013 to shareholders of record at the close of business on December 17, 2013.

A copy of the press release issued on October 10, 2013 is attached to this Report as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are included in this Form 8-K.

99.1   Press Release of the Company dated October 10, 2013.

99.2   Press Release of the Company dated October 10, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEN’S WEARHOUSE, INC.
(Registrant)

Date: October 10, 2013	By:	/s/ Kelly M. Dilts
Kelly M. Dilts
Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release of The Men’s Wearhouse, Inc. dated October 10, 2013.

99.2	Press Release of The Men’s Wearhouse, Inc. dated October 10, 2013.